UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-49798 (Commission file number)	94-2340464 (I.R.S. Employer Identification Number)

6035 Stoneridge Drive Pleasanton, California (Address of principal executive offices)	94588 (Zip Code)

Registrant’s telephone number, including area code: (925) 847-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On December 16, 2011, Thoratec Corporation (the “Company”) issued a press release, which is furnished herewith as Exhibit 99.1, announcing that on December 13, 2011 Williams Hawkins accepted an offer from the Company’s Board of Directors (the “Board”) to be a member of the Board with effect as of January 1, 2012.  Pursuant to the Company’s 2006 Incentive Stock Plan, effective as of the date that Mr. Hawkins commences service on the Board, he will be granted that number of restricted stock units for shares of Company Common Stock number of shares of Company Common Stock (“Common Stock”) calculated by dividing $250,000 by the per share closing price of the Common Stock on the date of grant, which units will vest in four equal installments on the first four anniversaries of their grant date.  Mr. Hawkins will also receive the standard Board member annual retainer fee of $40,000.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

99.1	Press Release of Thoratec Corporation, dated December 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 16, 2011

THORATEC CORPORATION

By:	/s/ Gerhard F. Burbach
Gerhard F. Burbach
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Thoratec Corporation, dated December 16, 2011.